Exhibit 4.2


                              Incentive Stock Plan

                          VALLEY FINANCIAL CORPORATION
                              INCENTIVE STOCK PLAN
         1.       PURPOSE:
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         The  purpose  of this  Plan  is to  promote  the  interests  of  Valley
Financial  Corporation   ("Corporation")  and  its  stockholders  by  aiding  in
attracting, retaining and motivating officers and other key employees of the Corporation and its subsidiary, Valley Bank, N.A. ("Bank"). The Plan is designed to accomplish these objectives by providing such officers and key employees with an opportunity to acquire a proprietary interest in the Corporation by means of options, stock appreciation rights and grants of stock, and thereby benefit from appreciation in value of the shares of the Corporation's Common Stock. This opportunity should provide additional incentives for such officers and key employees to continue to use their best efforts and superior performances to promote the best interests of the Corporation, for their own benefit and for the benefit of the stockholders.

         2.       DEFINITIONS:
                  -----------

         The following words and phrases as used herein shall have the meanings set forth below:

         2.1 "Board" shall mean the Board of Directors of the Corporation.

         2.2 "Change in Control" shall mean a change in control occurring after the opening Date of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item l(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time after the Opening Date as (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on January 1,
1994), directly or indirectly, of 20% or more of the combined voting power of the Corporation's voting securities; (ii) the incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least 75% of the directors comprising the incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the incumbent Board; (iii) all or substantially all of the assets of the Corporation or the assets of the Bank are sold, transferred or conveyed by any means, including but not limited to direct purchase or merger, if the transferee is not controlled by the Corporation, control meaning the ownership of more than 50% of the combined voting power of such entity's voting securities; or (iv) the Corporation is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Corporation. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction after the Opening Date (i) which results in the Optionee or Grantee or a group of Persons which includes the Optionee or Grantee, acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities; (ii) arranged or caused by a federal bank regulatory agency possessing appropriate jurisdiction on the grounds of failing financial condition of the Corporation or Bank which results in the acquisition, directly or indirectly, of 20% or more of the combined voting power of the Corporation's voting securities by any-Person or (iii) which results in the Corporation, any subsidiary of the Corporation or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Corporation or any of its subsidiaries (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities.

         2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.4 "Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board as may be designated by the Board from time to time, for the purpose of administering this Plan as contemplated by Section 3 of this document. The composition of the Committee shall meet the disinterested administration requirements of Rule 16b-3 promulgated pursuant to the Exchange Act. Should any member of the Committee cease to be a disinterested person under Rule 16b-3(c)(2)(i) or any subsequent rule, he shall immediately be deemed not to be a member of the Committee for all purposes of this Plan.

         2.5 "Common Stock" shall mean the common stock of the Corporation.

         2.6 "Grantee" shall mean a person to whom Common Stock is granted pursuant to Section 6.4.

         2.7 "ISO" shall mean any stock option granted pursuant to this Plan as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.8 "NQO" shall mean any stock option granted pursuant to this Plan that is not an Incentive Stock Option and is not qualified under Section 422 of the Code.

         2.9 "Opening Date" shall mean the day upon which the Corporation breaks escrow, which shall be on or after the date the Corporation has accepted subscriptions and payment in full for a minimum of 800,000 shares of Corporation Common Stock pursuant to its initial public offering of such stock.

         2.10 "Option" shall mean any stock option granted pursuant to this Plan whether an ISO or an NQO.

         2.11 "Optionee" shall mean any person who is the holder of an Option or Right granted under this Plan.

         2.12 "Person" shall mean person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         2.13 "Plan" shall mean this Valley Financial Corporation Incentive Stock Plan.

         2.14 "Right" shall mean a stock appreciation right granted pursuant to this Plan in accordance with the provisions of Section 10 of this document.

         2.15 "Fair Market Value" shall mean the closing sales price of Common Stock on a nationally recognized stock exchange or, if not traded on such an exchange, the NASDAQ National Market System, on the date involved if that is a trading day, or if not, the first trading day prior to such day. If said Common Stock is not quoted on the NASDAQ National Market System, then Fair Market Value shall mean the average between the bid and asked-price on the date involved if that is a trading day, or if not, the first trading day prior to such day. If there is no such average, the Committee shall determine Fair Market Value in good faith. In determining such Fair Market Value, the Committee shall utilize all information that it deems pertinent, including, but not limited to, actual sale or purchase data, and may engage the services of an accounting firm to assist in the determination. The Committee shall further determine Fair Market Value using guidelines promulgated pursuant to the pertinent provisions of the Code.

         3.       ADMINISTRATION:
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         3.1 The Plan shall be  administered  by the  Committee,  which may make such determinations and take such actions in connection with the Plan as it deems necessary. Such determinations and actions shall be binding and conclusive for all purposes and upon all persons.

         3.2 The Committee may correct any defects, omissions or ambiguities, or reconcile any inconsistencies, in the Plan, or in any document issued pursuant to the Plan, in the manner and to the extent it shall deem reasonably desirable. The Committee shall have full and sole authority to make all administrative, interpretative and other determinations with respect to the Plan and all such determinations shall be final and conclusive.

         3.3 As provided in Section 6.1 hereof, the Committee shall have full and sole authority to make all grants to be made hereunder. With respect to Options that qualify as ISOs, the Committee shall-administer the Plan in such manner so as to preserve their status as ISOs.

         3.4 Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair and equitable with regard to Common Stock granted hereunder or subject to grant hereunder and with regard to Optionees in the event of: a Change in Control of the Corporation; a tender, exchange or similar offer for all or any part of the Common Stock made by an entity, person or group (other than the Corporation, any subsidiary of the Corporation or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its subsidiaries); a merger of the Corporation into, a consolidation of the Corporation with, or an acquisition of the Corporation by another corporation; or a sale or transfer of all or substantially all of the Corporation's assets. Such action, in the Committee's discretion, may include (but shall not be deemed limited to): establishing, amending or waiving the forms, terms, conditions or duration of Options or Rights or stock granted hereunder or subject to grant hereunder, so as to provide for earlier, later, extended or additional terms for exercise of the whole, or any installment thereof (provided that, except as permitted by the provisions of this Section, Sections 6.4, 9.1 and 10.2.2 hereof, in no event will a Right or any Option be exercisable within the first six months of their respective terms nor will any Common Stock granted be transferable within the first six months of the grant); alternate forms of payment; or other modifications. The Committee may take any such actions pursuant to this Section 3.4 by adopting rules or regulations of general applicability to all Optionees or Grantees, or to certain categories of Optionees or Grantees; by amending or waiving terms and conditions in stock option agreements; or by taking action with respect to individual Optionees or Grantees. The Committee may take any such actions before or after the public announcement of any such Change in Control, tender offer, exchange offer, merger, consolidation, acquisition or sale or transfer of assets.

         4.       SHARES AVAILABLE:
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         4.1 Subject to the  provisions  of Section 4.2  hereof,  the  aggregate number of shares of Common Stock to be subject to options and Rights and grants under this Plan shall not exceed 99,000 shares. Such shares shall be made available from the authorized but unissued shares of Common Stock of the Corporation.

         4.2 Shares subject to an Option to the extent (i) such option is surrendered in connection with the exercise of any related Rights or (ii) such shares are surrendered or withheld to pay the exercise price of the Option, are no longer available for issuance hereunder. Other shares subject to Options granted under this Plan, which Options have been canceled or have expired or are unexercised and no longer outstanding, shall thereupon become available for issuance pursuant to other Options granted under the Plan. This Section 4.2 shall in all cases be interpreted in a manner consistent with Rule 16b-3, as amended from time to time.

         4.3 The Committee may, at any time, make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options and related Rights as it shall deem appropriate to prevent dilution or enlargement of the rights of Optionees, or to the conditions or restrictions affecting Common Stock which has been granted hereunder or is subject to grant hereunder, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, distributions to stockholders (other than cash dividends), recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. Such adjustments may include, in the discretion of the Committee, adjustments to the aggregate number and kind of shares which may be issued pursuant to Options or Rights granted, or to be granted, under this Plan, and the number, kind and price of shares subject to each Option or Right then outstanding; provided that no adjustment shall be made to any ISO which would cause that Option not to qualify as an ISO.

         5.       ELIGIBILITY:
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         5.1 officers and other full-time, salaried employees of the Corporation and its subsidiaries shall be eligible to receive Options and Rights and grants of Common Stock under the Plan. No option, however, may be granted to a person who, immediately after an Option is granted, owns directly or indirectly shares of stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Corporation at the time outstanding. For purposes of this paragraph, an employee shall be deemed to own directly or indirectly shares of stock that he may purchase under outstanding options and shares of stock attributed to him under Section 424(d) of the Code, or any comparable provision hereafter enacted.

         5.2 A director of the Corporation or any of its subsidiaries who is not also regular, full-time employee of the Corporation or its subsidiaries will not be eligible for options or Rights or grants of Common Stock under the Plan.

         5.3 An employee who has been granted an Option or Right or Common Stock otherwise under the Plan may be granted additional Options or Rights or Common Stock, if the Committee shall so determine.

         6.       GRANTS:
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         6.1 Subject to the express provisions of this Plan, the Committee shall have sole authority to determine the individuals to whom Options or Rights shall be granted, the time or times at which Options or Rights shall be granted, the number of shares of Common Stock to be subject to each option or Right granted, whether and to what extent Rights shall be granted in connection with any Option, the period of each Option or Right and the time or times at or during which an Option or Right may be exercised in whole or in part, and all such other terms and conditions of such Options and Rights granted as the Committee deems appropriate. The Committee shall determine with respect to each grant of an Option whether an individual shall receive an ISO or a NQO.

         6.2 The aggregate Fair Market Value (determined at the time any-Option is granted) of Common Stock for which ISOs are exercisable under this Plan for the first time during any calendar year by an employee is limited to $100,000, but the Fair Market Value of Common Stock for which ISOs may be granted to an employee in a given year may exceed $100,000.

         6.3 Each Option or Right granted to an Optionee under this Plan shall, if required by the Committee, be evidenced by a written agreement to be duly executed and delivered by or on behalf of the Corporation and the Optionee and containing provisions not inconsistent with the Plan and in the case of an ISO, containing such additional terms and conditions as may be necessary to qualify the Option as an ISO.

         6.4 Subject to the express provisions of this Plan, the committee shall have sole authority to determine the individuals to whom Common Stock shall be granted, the time or times at which Common Stock shall be granted, the number of shares of Common Stock to be granted, what consideration, if any, shall be paid by the recipient for such granted Common Stock, what restrictions, if any, shall be applicable to such Common Stock, and all such other terms and conditions related to such Common Stock granted as the Committee deems appropriate. The foregoing notwithstanding, Common Stock granted shall be nontransferable during the first six months following its grant, except that this limitation shall not apply in the event the Grantee dies prior to the expiration of such six-month period.

         7.       OPTION PRICE:
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         The  exercise  price  under each  Option  shall be  established  by the
Committee, but in no event shall it be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

         8.       TERM OF OPTIONS:
                  ----------------

         The term of each Option and any related Right shall be fixed by the Committee, but, subject to the power of the Committee, among other things, to accelerate or otherwise adjust the terms for exercise of Options or Rights pursuant to Section 3.4 hereof in the event of the occurrence of any of the events set forth therein, no option or Right shall be exercisable later than ten years from the date of grant of the Option or Right or earlier than six months from the date of grant of the Option or Right except as otherwise provided in Sections 9.1 or 10.2-2.

         9.       EXERCISE OF OPTIONS:
                  --------------------

         9.1 Each Option or Right granted under this Plan shall be exercisable in such number of shares and, subject to the provisions of Section 8, at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The six months from the date of the grant of the Option or Right restriction pursuant to Section 8 shall not be applicable to an Optionee or Grantee in the event that he dies prior to the expiration of such period. The right to acquire shares pursuant to Options or Rights that are exercisable in installments shall be cumulative so that when the right to acquire any shares has accrued such shares or any part-thereof may be acquired at any time thereafter until the expiration or termination of the Option or Right.

         9.2 An ISO granted under this Plan may be exercised while there is "outstanding" (as that term is defined in Section 422 of the Code) any other ISO granted by the Corporation (or by any subsidiary or parent of the Corporation or any predecessor thereof) under any plan of the Corporation to the Optionee prior to the granting of the ISO in question.

         9.3 An Option may be exercised by giving written notice of exercise to the Corporation specifying the number of shares to be purchased and by paying in full in cash the exercise price. The proceeds received by the Corporation in cash will be used for general corporate purposes.

         9.4 If authorized by the Committee, the exercise price may also be paid by (i) the delivery of shares of Common Stock with a Fair Market Value equal to the exercise price or (ii) a combination of cash and such Common Stock equal to the exercise price.

         9.5 Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local tax requirements. Further, upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO, the Corporation shall require the payment of the amount of taxes, if any, which are required by law to be withheld or otherwise paid with regard to such disposition.

         9.6 An Optionee shall have none of the rights of a stockholder with respect to the shares subject to any Option until such shares have been issued and registered on the Corporation's transfer books upon exercise thereof.

         10.      RIGHTS:
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         10.1  Rights  may he  granted  in  conjunction  with all or part of any
Option granted under the Plan, either at the time of the grant of such Option or at any subsequent time during the term of the Option.

         10.2 Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as shall be determined from time to time by the Committee, as well as to the following:

               10.2.1 Subject to the provisions of Section 10.2.2, a Right shall be exercisable at such time or times and to the extent and only to the extent, that the Option to which it relates shall be exercisable.

               10.2.2 No Right, whether granted concurrently with or subsequent to the grant of the Option to which it relates shall be exercisable during the first six months following its grant, except that this limitation shall not apply in the event that the Optionee dies prior to the expiration of such period.

               10.2.3 If the Optionee so elects pursuant to the terms of this Section, and the Committee consents thereto, the Corporation may settle its obligation arising out of the exercise of a Right by the payment to the Optionee of cash equal to the aggregate Fair Market Value of the number of shares which it would otherwise be obligated to deliver upon such exercise, subject to the timely satisfaction of the conditions of clauses (i) and (ii) below and any further conditions specified in the grant of the Right:

                    (i) The Corporation  shall have at such time been subject to the reporting requirements of Section 13 of the Exchange Act, as from time to time in effect, or in the event of the repeal of such section, such reporting requirements as may from time to time be prescribed by any similar federal law, for a period of at least one year prior to such transaction; shall have filed all reports and statements required to be filed pursuant to that section or other provision for that year; and shall at such time have the practice of releasing for publication on a regular basis quarterly and annual statements of sales and earnings, which data appear on a wire service, in a financial news service, in a newspaper of general circulation, or are otherwise made publicly available; and

                    (ii) If the Optionee is a person subject to the requirements of Section 16(b) of the Exchange Act, the Optionee's notice of exercise of his Right, and his election to have the Corporation's obligation thereunder settled in cash, shall be received by the Corporation in writing during the period beginning on the third business day next following the date of release of the quarterly or annual financial data specified in clause (i) and ending on the twelfth business day following such date of release.

               10.2.4 A Right, subject to any additional limitations included in the grant, shall entitle the Optionee to surrender to the Corporation unexercised the Option to which it relates, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock, if available, having an aggregate Fair Market Value equal (computed to the highest whole number of shares) to the excess of the Fair Market Value of one share over the exercise price per share specified in such Option times the number of shares called for by the Option, or portion thereof, which is so surrendered.

               10.2.5 The Committee may consent to, or disapprove, such election at any time thereunder, or within such period for taking such action as is specified in such election. Failure to give such consent shall be disapproval. Such consent may be given in whole or as to a portion of the Option, or a portion thereof, surrendered by the Optionee. If such election to receive cash is disapproved in whole or in part, the Right shall be deemed to have been exercised for stock, or not to have been exercised, as specified in such election to the extent such election to receive cash is disapproved.

         10.3 Options which have been surrendered for exercise of Rights, in whole or in part, shall no longer be exercisable to the extent the related Rights have been exercised. Upon the exercise of Rights, the Option or part thereof to which such Rights are related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of Common Stock which may be subject to Options granted under the Plan, as set forth in Section 4 hereof.

         11.      NON-TRANSFERABILITY:
                  -------------------

         No Option or Right granted under this Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and an Option or Right may be exercised during the lifetime of the Optionee only by him or by his guardian or legal representative.

         12.      TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH OR CANCELLATION:
                  ------------------------------------------------------------

         12.1 In the event that the employment of an Optionee is terminated, for a reason other than retirement or death, no Option or related Right held by such Optionee shall be exercisable later than three months after such Optionee shall have ceased to be an employee of the Corporation or one of its subsidiaries or, if earlier, later than the expiration date of the Option. The employment relationship, however, will be treated as continuing intact while the Optionee is on military or sick leave if the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's right to re-employment is guaranteed either by statute or by contract.

         12.2 In the event that an Optionee shall retire or die while employed by the Corporation or one of its subsidiaries, Options and any related Rights held by such Optionee may be exercised by the Optionee or by the person designated in the will of the Optionee or by the proper legal representative of the Optionee within one year following the Optionee's death or three years following retirement, but in no event later than the expiration date of the Option.

         12.3 Notwithstanding the express term of the grant or the foregoing provisions of this Section 12, Options and related Rights shall terminate upon the termination of the employment of the Optionee if the Corporation determines that such termination is for deliberate, willful or gross misconduct, and the options and related Rights shall terminate (whether or not the employment of the Optionee is terminated) if the Corporation determines that the Optionee has improperly disclosed confidential information of the Corporation and the Optionee is so notified.

         13.      LISTING AND REGISTRATION OF SHARES:
                  ----------------------------------

         Each Option or Right shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such Option or Right upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or Right or the issuance or purchase of shares thereunder, then such Option or Right shall not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         14.      EFFECTIVE DATE:
                  --------------

         This  Plan  is  subject  to  approval  by  the   stockholders   of  the
corporation. The Plan will become effective on the date so approved or the Opening Date, whichever is later.

         15.      DURATION AND AMENDMENT:
                  ----------------------

         15.1 There is no express limitation upon the duration of the Plan, except for the requirement of the Code that all ISOs must be granted within ten years from the date the Plan is approved by the stockholders.

         15.2 The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the stockholders of the Corporation, (i) increase the maximum number of shares from which Options, Rights and Common Stock may be granted under the Plan, (ii) permit the granting of Options at less than 100% of fair market value at time of grant, or
(iii)_change the class of employees eligible to receive Options, Rights or grants of Common Stock under the Plan. The transactions under this Plan are intended to comply with Rule 16b- 3 (or its successor), as amended from time to time, promulgated pursuant to the Exchange Act and the Corporation may, but shall not be required to, submit any proposed Plan amendment to its shareholders for their approval to assure continued compliance if such proposed amendment would, with respect to any participant who is an officer, director or 10% shareholder of the Corporation who is subject to Section 16 of the Exchange Act ("Control Person"), (i) materially increase the benefits accruing to participants under the Plan, or (ii) materially increase then number of securities which may be issued under the Plan (this shall not affect the prohibition against increasing the maximum number of shares from which Options, Rights and Common Stock may be granted under the Plan pursuant to the previous paragraph without shareholder approval), or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         16.      MISCELLANEOUS:
                  -------------

         With respect to any participant who is a Control Person transactions under this Plan are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Exchange Act. Therefore, to the extent any provision of the Plan or action by a person administering the Plan fails to so comply, it shall be deemed null and void ab initio the extent permitted by law and deemed advisable by the Committee.

         As evidence of its adoption of this Plan, the Corporation has caused this document to be executed on its behalf this 19th day of January, 1995.

                                           VALLEY FINANCIAL CORPORATION


                                           By:
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                                               Its:
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